EXHIBIT 99.1

SinglePoint Inc and Acquired Solar EPC, Boston Solar, Reports 2021 Combined Pro Forma Financial Statements $18.5M Revenue; Required Regulatory Filing Completed in Preparation for National Exchange Listing

July 07, 2022, 08:50 ET

- Pro Forma Financials for The Boston Solar Company Reports $17.691M in 2021 Revenue Resulting in $18.5M in consolidated combined revenue with SinglePoint Inc.

- The Boston Solar Company Targeting $25M in 2022 Annual Revenue, with revenue of $4.79M (unaudited) recorded in the period ending March 31, 2022

- Acquisition of Boston Solar Commences Initial Phase of the SinglePoint Inc. 2022/2023 EPC Roll-up Strategy

- Boston Solar provides comprehensive solar energy services in New England and a Proud Partner of the Boston Red Sox

PHOENIX, July 7, 2022 /PRNewswire/ -- SinglePoint Inc. (OTCQB: SING) ("SinglePoint'' or "the Company''), a renewable energy and sustainable solutions provider, today announced the completion of the required post-acquisition pro forma financial statements of The Boston Solar Company ("TBSC or Boston Solar"), achieving over $17.6 million in Annual Revenue for 2021. The total SinglePoint pro forma statements include the audited financial statements for Boston Solar consolidated with the reported SinglePoint Inc. revenue as if the transaction were completed in 2021. Reporting a total combined revenue of $18.5M. The audited historical financial statements and the unaudited pro forma combined financial statements are accessible here.

Boston Solar is a leading residential, small commercial Solar EPC focused on customers in the greater Boston area that has averaged approximately $15M in Annual Revenue over the past few years. Throughout the first and second quarter of FY 2022, Boston Solar has been seeing historically high residential sales orders. For the period ending March 31, 2022 SinglePoint and its subsidiaries would have recorded a combined $6.35M in total revenue on a Proforma basis.

Wil Ralson, CEO of SinglePoint, said, "Acquiring Boston Solar is another milestone achievement for SinglePoint which solidifies our EPC acquisition strategy. We will continue to focus on increasing our footprint in desirable markets with targeted acquisitions that are established leaders in their market. Acquisitions should have the ability to consistently deliver revenue growth while maintaining a customer centric approach focusing on the long-term value of each customer. We will continue to execute by following our acquisition criteria looking for additional opportunities to increase footprint, revenue and profitability to benefit our shareholders. We have identified and begun due diligence on additional accretive and complementary companies that are expected to close prior to the end of the year that support our growth strategy."

Ralston added, "Boston Solar was a unique opportunity for SinglePoint to acquire a leading and well-known EPC in a major region of the United States with an experienced senior leadership team assembled by Daniel Mello Guimaraes and a $15M backlog of solar and energy storage projects. During the due diligence process, we identified the potential to improve profit margins and to increase revenues. We have met with the senior leadership to document and prioritize operational improvements and have begun to implement additional processes that are expected to increase overall margin and profitability."

SinglePoint is assisting Boston Solar's leadership to obtain a traditional working capital facility that will increase residential installations throughput. This facility will ensure an adequate and timely supply of modules and solar panels. While Boston Solar has been setting record sales growth, TBSC currently has excess installation capacity which provides the company with the opportunity to scale the residential revenue.

In addition to internal improvements, Boston Solar will continue to expand its commercial project pipeline and identify partnerships or opportunities to increase its market share in the Boston area and the Northeastern region. The recently announced "tuck in" acquisition of EcoDaptive by Boston Solar is preparing to take advantage of a framework $100 million asset finance facility enabling Boston Solar and Ecodaptive to scale a successful SunRAYS pilot program, a "Rent your Roof" initiative in Massachusetts.

BOX Pure Air

In addition to the acquisition of The Boston Solar Company, SinglePoint subsidiary BOX Pure Air continues to deliver Certified HEPA air purifiers to schools throughout the nation. Most recently, the company was awarded a $5 Million dollar award through the EANS II funding program, which should begin delivery early Q3 with the award being available throughout 2024.

As of March 31, BOX Pure Air delivered $1.5 million in revenue. The Company projects the minimum revenue contribution in 2022 from air purification to be in the range of $10-$12 million.

SinglePoint subsidiaries continue to deliver record sales for the Company. Company management feels very confident BOX Pure Air will continue to deliver significant revenue as indoor air quality becomes more prevalent every day. With the growing presence of wildfires, pollution, illness and the overall benefits of improving IAQ, the market is here to stay with upside potential for many years to come.

About SinglePoint Inc (OTCQB:SING)

SinglePoint Inc.(www.singlepoint.com) is a renewable energy and sustainable lifestyle company focused on providing environmentally friendly energy efficiencies and healthy living solutions. SinglePoint is initially focused on building the largest network of renewable energy solutions and modernizing the traditional solar and energy storage model. The Company is also actively exploring future growth opportunities in air purification, electric vehicle charging, solar as a subscription service, and additional energy efficiencies and appliances that enhance sustainability and a healthier life. For more information, visit the Company's website (www.singlepoint.com) and connect on social media for the latest updates.

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About The Boston Solar Company

Boston Solar, a Proud Partner of the Boston Red Sox, has installed more than 5,000 residential and commercial solar systems powering thousands of homes and businesses in New England, predominantly Massachusetts, since its founding in 2011. Boston Solar is dedicated to providing superior products, exceptional customer service, and the highest quality workmanship in residential and commercial installations. The company has been honored with the 2020 Guildmaster Award from GuildQuality for demonstrating exceptional customer service within the residential construction industry. For five consecutive years, the Company has been recognized as a Top Solar Contractor by Solar Power World magazine. The company has also made Boston Business Journals Largest Clean Energy Companies in Massachusetts List. Boston Solar is a member of Solar Energy Business Association of New England (SEBANE). The company is headquartered at 55 Sixth Road, Woburn, MA 01801. Learn More at www.bostonsolar.us

Forward-Looking Statements

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934 and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding revenue projections, financing opportunities, potential plans and objectives of the Company, , anticipated growth and future expansion, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.

Technical and other complications, which may arise, could prevent the prompt implementation of any strategically significant plan(s) outlined above. The Company undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

Investor Contact:

Tra-Digital IR

(212) 389 - 9782 ext. 107

SOURCE SinglePoint Inc.

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